Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Directors/Trustees receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph
(c)(1) through (c)(8) of Rule 10f-3.


Fund
Short-Term Government
Issuer
FNMA 1.875% 04/05/22
Ticker/Cusip
3135G0T45
Principal Amount (US$)
2,000,000,000.00
Principal Amount (Foreign$)
0
Amount Purchased (US$)
796,408.00
Amount Purchased (Foreign$)
0
Trade Date
April 6, 2017.
Price (US$)
99.551
Price-Foreign
0
Underwriter
TD Securities (USA) LLC
  Other Syndicate Members:
J.P. Morgan Securities LLC, Nomura Securities International, Inc., CastleOak Securities, L.P., Great Pacific Securities, Guzman &
Company, Loop Capital Markets LLC, Stern Brothers & Co
Underwriting Spread
0.125%
Currency
USD


Fund
Short-Term Government
Issuer
FHLB 2 3/8 03/30/20
Ticker/Cusip
3130ADUJ9
Principal Amount (US$)
2,999,460,000.00
Principal Amount (Foreign$)
0
Amount Purchased (US$)
1,600,000
Amount Purchased (Foreign$)
0
Trade Date
March 15, 2018.
Price (US$)
99.982
Price-Foreign
0
Underwriter
Citigroup Global Markets Inc.
  Other Syndicate Members:
TD Securities (USA) LLC, Wells Fargo Securities, LLC, Barclays
Capital Inc., CastleOak Securities L.P., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. LLC, Nomura Securities
International Inc.
Underwriting Spread
0.050%
Currency
USD